

<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the balance sheet as of June 30, 1997 and the statements of operations for the three and six months ended June 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS                           6-MOS
<FISCAL-YEAR-END>                         DEC-31-1997                     DEC-31-1997
<PERIOD-START>                            APR-01-1997                     JAN-01-1997
<PERIOD-END>                              JUN-30-1997                     JUN-30-1997
<CASH>                                         65,787                          65,787
<SECURITIES>                                        0                               0
<RECEIVABLES>                                   2,605                           2,605
<ALLOWANCES>                                      134                             134
<INVENTORY>                                         0                               0
<CURRENT-ASSETS>                               68,856                          68,856
<PP&E>                                          4,540                           4,540
<DEPRECIATION>                                  1,816                           1,816
<TOTAL-ASSETS>                                 72,219                          72,219
<CURRENT-LIABILITIES>                           9,383                           9,383
<BONDS>                                             0                               0
<PREFERRED-MANDATORY>                               0                               0
<PREFERRED>                                         0                               0
<COMMON>                                          167                             167
<OTHER-SE>                                     61,297                          61,297
<TOTAL-LIABILITY-AND-EQUITY>                   72,219                          72,219
<SALES>                                        10,177                          19,394
<TOTAL-REVENUES>                               14,651                          27,355
<CGS>                                               0                               0
<TOTAL-COSTS>                                       0                               0
<OTHER-EXPENSES>                               17,853                          33,624
<LOSS-PROVISION>                                    0                               0
<INTEREST-EXPENSE>                                 30                              45
<INCOME-PRETAX>                               (3,031)                         (5,978)
<INCOME-TAX>                                        0                               0
<INCOME-CONTINUING>                           (3,031)                         (5,978)
<DISCONTINUED>                                      0                               0
<EXTRAORDINARY>                                     0                               0
<CHANGES>                                           0                               0
<NET-INCOME>                                  (3,031)                         (5,978)
<EPS-PRIMARY>                                   (.22)                           (.45)
<EPS-DILUTED>                                   (.22)                           (.45)


1. These financial statements should be read in conjunction with the Company's Form S-1 (No. 333-24341) filed with the SEC.

2. See the Company's Form S-1 (No. 333-24341) for a description of the Conversion from Peapod LP to the Company effected on May 31, 1997.

3. On June 16, 1997 the Company closed an initial public offering of 4,000,000 shares of Common Stock at $16.00 per share.

4.  SEC Staff Accounting Bulletin No. 83 has been applied in calculating EPS.
